UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 18, 2009

Interval Leisure Group, Inc.

(Exact name of registrant as specified in charter)

Delaware	001-34062	26-2590997
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6262 Sunset Drive, Miami, FL		33143
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (305) 666-1861

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 18, 2009, Interval Leisure Group, Inc. entered into amendments of employment agreements with each of Craig M. Nash, Chairman, President and Chief Executive Officer, Jeanette E. Marbert, Chief Operating Officer, and William L. Harvey, Chief Financial Officer.  Each of the amendments is being entered into to provide that equity grants made subsequent to the original effective date of the agreement be treated in the same manner as grants made as of such time. In addition, Mr. Nash’s agreement revises the description of his Annual Bonus Performance Criteria to make it consistent with the revised methodology approved by our compensation committee. This description is qualified in its entirety by reference to the full text of the Second Amendment to Employment Agreement, for each of Mr. Nash, Ms. Marbert and Mr. Harvey which are filed as Exhibits 10.1, 10.2 and 10.3 to this report on Form 8-K.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d)           Exhibits to this Form 8-K

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated June 18, 2009 between the Registrant and Craig M. Nash.
10.2	Second Amendment to Employment Agreement, dated June 18, 2009 between the Registrant and Jeanette E. Marbert.
10.3	Second Amendment to Employment Agreement, dated June 18, 2009 between the Registrant and William L. Harvey.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Interval Leisure Group, Inc.

	By:	/s/ Victoria J. Kincke
	Name:	Victoria J. Kincke
	Title:	Senior Vice President and
General Counsel

Date: June 19, 2009

EXHIBIT LIST

Exhibit No.	Description
10.1	Second Amendment to Employment Agreement, dated June 18, 2009 between the Registrant and Craig M. Nash.
10.2	Second Amendment to Employment Agreement, dated June 18, 2009 between the Registrant and Jeanette E. Marbert.
10.3	Second Amendment to Employment Agreement, dated June 18, 2009 between the Registrant and William L. Harvey.